Exhibit 99.5
Preliminary – Subject to Completion

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V81902-[TBD] 1. The Merger Agreement Proposal -- A proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2025, by and among Qorvo, Inc. (“Qorvo”), Skyworks Solutions, Inc., Comet Acquisition Corp. and Comet Acquisition II, LLC (the “Merger Agreement” and such proposal, the “Merger Agreement Proposal”). 2. The Merger-Related Compensation Proposal -- A proposal to approve, on a non-binding, advisory basis, the merger-related compensation that will or may be paid to Qorvo’s named executive officers in connection with the transactions contemplated by the Merger Agreement. 3. The Qorvo Adjournment Proposal -- A proposal to adjourn the Qorvo special meeting of stockholders (the "Qorvo Special Meeting") from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Qorvo Special Meeting to approve the Merger Agreement Proposal or if quorum is not present at the Qorvo Special Meeting. For Against Abstain ! ! ! ! ! ! The Qorvo Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): QORVO, INC. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 QORVO, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [*], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/QRVO2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [*], 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V81903-[TBD] QORVO, INC. Special Meeting of Stockholders [*], 2026, [*], Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE QORVO BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Robert A. Bruggeworth and Jason K. Givens, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Qorvo, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [*], Pacific Time, on [*], 2026, virtually via the internet at www.virtualshareholdermeeting.com/QRVO2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Qorvo Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side